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                                                                   EXHIBIT 10.37

                               Insight Capital LLC
                            170 Broadway, 17th Floor
                            New York, New York 10038


                                                      April 2, 2001

World Wireless Communications, Inc.
5670 Greenwood Plaza Blvd., Suite 340
Englewood, Colorado 80111
Attn: Mr. David D. Singer, President

                  Re: Firm Commitment for Funding

Gentlemen:

         This letter sets forth the proposal we discussed with you to provide financing to you on the terms and conditions set forth herein:

         1. Appointment. You have retained us to provide financing to you of $4,000,000 on or before May 31, 2001 through the offering of shares of common stock in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act") to "accredited investors" within the meaning of Regulation D issued under the Act.

         2. Firm Commitment. We agree unconditionally to provide financing to you, or to cause the raising of such funds from others, of $4,000,000, on or before May 31, 2001.

         3. Compensation. As consideration for our services hereunder, you agree to pay us a fee of 10% of the gross proceeds by you on the investment in your corporation by any person initially introduced by us to you in writing, which amount shall be payable in full in cash upon the closing of such sale.

         4. Expenses. You agree to reimburse us for transportation, lodging and business entertainment expenses incurred by us in the performance of our duties hereunder, not to exceed $2,000 per month, within 30 days after our submission to you of documentary evidence substantiating such expenses, provided that we obtain your prior written consent to our incurrence of any such expenses in excess of $500.

         5. Indemnification.

         (a) We shall unconditionally indemnify you, your affiliates, officers, directors, employees and agents, from and against any claim arising out of our representations or activities (other than those specifically authorized by you) in connection with the offering of your securities contemplated hereunder.

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         (b) You shall unconditionally indemnify us, our affiliates, officers, directors, employees and agents, from and against any claim arising out of your representations or activities in connection with the sale of your securities contemplated hereunder.

         6. Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado, determined without regard to its conflicts of law principles. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a federal or state court in Denver, Colorado, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the jurisdiction of any federal or state court in Denver, Colorado, in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. All parties hereto agree that the mailing of any process in any suit, action or proceeding at the address set forth herein shall constitute personal service thereof.

         7. Entire Agreement; Waiver of Breach. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as provided herein; and no waiver of any breach or condition of this Agreement shall be deemed to have occurred unless such waiver is in writing, signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

         8. Assignment. This Agreement or any rights hereunder shall not be assigned without the prior written consent of both parties.

         If this agreement accurately reflects our understanding, please sign the enclosed copy hereof at the bottom and return it to us.

                                            Very truly yours,


                                            Insight Capital LLC

                                            By:
                                               -------------------------------
                                               Allan Jay, President and Member
Agreed to:

World Wireless Communications, Inc.

By:
   --------------------------------
       David D. Singer, President